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                                                                    Exhibit 10.3


                         FORM OF OWNED RIGHTS AGREEMENT



         OWNED RIGHTS AGREEMENT, dated as of __________, 1998 (this "Agreement"), by and among Spice Productions, Inc., a Delaware corporation ("Spice"), and Directrix, Inc., a Delaware corporation ("Subco"), each a wholly owned subsidiary of Spice Entertainment Companies, Inc., a Delaware corporation ("Spice Entertainment").

         WHEREAS, Playboy Enterprises, Inc., a Delaware corporation ("Playboy"), and Spice Entertainment have entered into an Agreement and Plan of Merger, dated as of May 29, 1998 (the "Merger Agreement"), wherein they have agreed to merge (the "Merger") in accordance with the terms and conditions contained therein.

         WHEREAS, pursuant to the Merger Agreement, Spice Entertainment will cause certain assets and liabilities of Spice to be transferred to Subco in accordance with the terms of this Agreement and the other Related Agreements (as defined in the Merger Agreement).

         WHEREAS, Spice owns the motion pictures set forth on Schedule A hereto (the "Owned Pictures") and Spice desires to cause Subco to receive certain rights in and to the Owned Pictures in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the respective covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. C-Band Defined Rights. Effective as of the closing of the Merger (the "Closing Date"), Spice hereby assigns to Subco all of its right, title and interest in and to the C-Band Defined Rights in and to the Owned Pictures, subject to any liens or other encumbrances (including sublicenses), if any, with respect thereto.

         2. Internet Defined Rights.

                  (a) Effective as of the Closing Date, Spice hereby assigns to Subco all of its right, title and interest in and to the Internet Defined Rights in and to the Owned Pictures, subject to any liens or other encumbrances (including sublicenses), if any, with respect thereto.

                  (b) Effective as of the Closing Date, Subco hereby grants to Spice an irrevocable, perpetual and royalty free non-exclusive sublicense in and to the Internet Defined Rights in and to the Owned Pictures.


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         3. Definition of Certain Terms. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "C-Band Defined Rights" shall mean, in and to any Owned Picture, the right to transmit via C-Band and sublicense and distribute for transmission via C-Band, the Explicit Version of such Owned Picture and the Explicit Still Images with respect to such Explicit Version, including the right to edit, reproduce and to make dubbed and/or translated variations of, such Explicit Version or Explicit Still Images, as the case may be (provided that any motion picture or still image so edited or varied continues to constitute an "Explicit Version" or an "Explicit Still Image" as defined herein, as the case may be), to advertise, promote and market such Explicit Version or Explicit Still Images (provided that no advertising may disparage Playboy), to cause the production of trailers of such Explicit Version and to perform, disseminate and exhibit such trailers, and to engage in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the right to transmit via C-Band and to sublicense and distribute for transmission via C-Band such Explicit Version or Explicit Still Images, as the case may be.

                  (b) "Explicit Still Images," with respect to the Explicit Version of any Owned Picture, shall mean all of the still images included within such Explicit Version and included with such Explicit Version by Spice, the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as, or more explicit than, "hot cable" still images and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by Emerald Media, Inc.

                  (c) "Explicit Version," with respect to any Owned Picture, shall mean the version of such Owned Picture, if any, which is designated as the "Explicit Version" (or the analogous description) of such Owned Picture by Spice, the content of which would generally be considered in the adult industry to be that of "explicit" adult motion pictures and more explicit than the "hot cable" or "cable" version of such Owned Picture, and which is otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the C-Band channels maintained by Emerald Media, Inc.

                  (d) "Internet Defined Rights" shall mean, in and to any Owned Picture, the right to transmit worldwide via the Internet and sublicense and distribute for transmission worldwide via the Internet the Explicit Version of such Owned Picture and the Explicit Still Images with respect to such Explicit Version, including the right to edit, reproduce and to make dubbed and/or translated variations of, such Explicit Version or Explicit Still Images, as the case may be (provided that any motion picture or still image so edited or varied continues to constitute an "Explicit Version" or an "Explicit Still Image" as defined herein, as the case may be), to advertise, promote and market such Explicit Version or Explicit Still Images (provided that no advertising may disparage Playboy), to cause the production of trailers of such Explicit Version and to perform, disseminate and exhibit such



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trailers, and to engage in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the right to transmit via the Internet and to sublicense and distribute for transmission via the Internet such Explicit Version or Explicit Still Images, as the case may be.

                  (e) "Territory" shall mean the United States and Canada (including all of the territories and possessions of the foregoing) and the islands of the Caribbean.

                  (f) "via C-Band" shall mean via C-Band satellite, in either the analog or digital format, intended and otherwise authorized solely for reception by C-Band subscribers located solely within the Territory.

         4. Access to Explicit Versions. Each of Spice and Subco hereby reaffirms that after the Closing Date Spice shall remain the sole and exclusive owner of the master tapes, videotape dubs or other tapes of all versions of the Owned Pictures, including the Explicit Version (the "Tapes"). Subco shall be permitted reasonable access to such Tapes to the extent necessary to exploit the rights assigned to it hereunder. Subco shall be permitted to make copies of any of the Tapes and to remain the sole and exclusive owner of such copies, subject to the terms of the Agreement. All costs and expenses incurred by Spice or Subco in connection with any access or other exploitation of the Tapes by Subco, including, without limitation, all duplication expenses, shall be borne by Subco.

         5. Other Rights; Independent Entities. Spice shall retain all rights, title and interests in and to the Owned Pictures not expressly assigned to Subco in Section 1 or Section 2 hereof, including, without limitation, all rights relating to the Explicit Versions of the Owned Pictures that are not C-Band Defined Rights or Internet Defined Rights. The parties hereto are independent entities and nothing herein shall be construed to constitute any parties hereto as partners or as joint venturers, or as agent of any one or more of the other parties.

         6. Further Assurances. The parties hereto shall cooperate with one another and shall execute and deliver, or cause to be executed and delivered, such documents and other papers, and take such further actions, as may be reasonably requested or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed entirely within such state without regard to conflicts of law principles thereof.

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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above-written.


                                     SPICE PRODUCTIONS, INC.


                                     By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                     DIRECTRIX, INC.


                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A
                                   ----------

                                 Owned Pictures
                                 --------------


Consenting Adults
Love and Romance
English Passion
Sexual Escape
Steal My Heart
Stiff as a Board
Rebecca Got Married
The Romance Writer
Boys Night Out
Women on Top
Rosa's Lover
Hot Salsa
Latin Passion

STATE OF NEW YORK  )
                     : SS.:
COUNTY OF NEW YORK )

         On the ___ day of __________, 1998, before me personally came _________________________, the ______________ of Spice Productions, Inc. to me
known, and known to me to be the individual who executed the foregoing instrument on behalf of and as the ____________ of Spice Productions, Inc. and he acknowledges to me that he executed the same.



                                  ----------------------------
                                         Notary Public


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